                                                                   EXHIBIT 10.33


                            BASIC LEASE INFORMATION



Lease Date:           April 23, 1997

Tenant:               Jayhawk Acceptance Corporation.
                      a Nevada corporation

Tenant's Address:     2001 Bryan Street, Suite 600
                      Dallas, Texas 75201

Contact:              Mr. Cameron Chandler
                      Telephone:  (214) 663-1311

Landlord:             Equitable-Crow Tower 2001, Ltd.,
                      a Texas limited partnership

Landlord's Address:   2200 Ross Avenue, Suite 3700
                      Dallas, Texas

Contact:              Mr. Jeff Carter
                      Telephone:  (214) 740-2323

Premises:             Suite No. 600 in the office building (the "Building")
                      located or to be located on the land described on Exhibit
                      D (the "Land"). The Premises are outlined on the plan attached to the Lease as Exhibit A.

Term: Twenty four (24) months, commencing July 1, 1997 (the "Commencement Date") and ending at 5:00 p.m. June 30, 1999, subject to adjustment and earlier termination as provided in the Lease.

Basic Rental:         For months 1 through 12:

                      $23,210.25 per month, which is based on an annual Basic Rental of $10.50 per rentable square foot.
                      For months 13 through 24:
                      $25,420.75 per month, which is based on an annual Basic Rental of $11.50 per rentable square foot.

Security Deposit:     $25,420.75

Rent: Basic Rental, Tenant's Proportionate Share of Electrical Costs, Tenant's share of Excess, and all other sums that Tenant may owe to Landlord under the Lease.

Permitted-Use:        General office purposes consistent with comparable first
                      class office buildings in the central business district of Dallas, Texas.

Tenant's              2.4926%, which is the percentage obtained by dividing (a)
Proportionate         the 26,526 rental square feet in the Premises by (b) the
Share:                1,064,210 rentable square feet in the Building.

Expense Stop:         1996 base year.

Initial Liability
Insurance Amount:     $5,000,000.

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

                              LANDLORD:
                              ---------

                              EQUITABLE- CROW TOWER 2001, LTD.,
                              a Texas limited partnership



                                    By:  EQ/GP Southwest, Ltd.,
                                    a Texas limited partnership

                                    By:  GP/EQ Southwest, Inc.
                                    a Texas corporation,
                                    its sole general partner


                                         By:    /s/ Jon L. Dooley
                                               ---------------------
                                         Name:  Jon L. Dooley
                                               ---------------------
                                         Title: Investment Officer
                                               ---------------------


                              TENANT:
                              -------

                              JAYHAWK ACCEPTANCE CORPORATION
                              a Texas corporation


                                         By:    /s/ C. Fred Jackson
                                               ------------------------
                                         Name:  C. Fred Jackson
                                               ------------------------
                                         Title: Senior Vice President
                                               ------------------------

                               TABLE OF CONTENTS


DEFINITIONS AND BASIC PROVISIONS......................................    4

LEASE GRANT...........................................................    4

TERM..................................................................    4

RENT..................................................................    4
     a.  Payment......................................................    4
     b.  Intentionally Deleted........................................    4
     c.  Electrical Costs.............................................    6
     d.  Annual Cost Statement........................................    6
     e.  Adjustments to Electrical Costs..............................    6

DELINQUENT PAYMENT; HANDLING CHARGES..................................    6

SECURITY DEPOSIT......................................................    6

LANDLORD'S OBLIGATIONS................................................    7
     a.  Services.....................................................    7
     b.  Excess Utility Use...........................................    7
     c.  Discontinuance...............................................    8
     d.  Restoration of Services; Abatement...........................    8

IMPROVEMENTS; ALTERATIONS; REPAIRS; MAINTENANCE.......................    8
     a.  Improvements; Alterations....................................    8
     b.  Repairs; maintenance.........................................    9
     c.  Performance of Work..........................................    9
     d.  Mechanic's Liens.............................................    9

USE...................................................................    9

ASSIGNMENT AND SUBLETTING.............................................   10
     a.  Transfer;  Consent...........................................   10
     b.  Cancellation.................................................   10
     c.  Additional Compensation......................................   11

INSURANCE; WAIVERS; SUBROGATION; INDEMNITY............................   11
     a.  Insurance....................................................   11
     b.  Waiver of Negligence Claims, No Subrogation..................   11
     c.  Indemnity....................................................   11

SUBORDINATION ATTORNMENT; NOTICE TO LANDLORD'S MORTGAGEE..............   12
     a.  Subordination................................................   12
     b.  Attornment...................................................   12
     c.  Notice to Landlord's Mortgagee...............................   12

RULES AND REGULATIONS.................................................   12

CONDEMNATION..........................................................   12
     a.  Taking - Landlord's and Tenant's Rights......................   12
     b.  Taking - Landlord's Rights...................................   13
     c.  Award........................................................   13

FIRE OR OTHER CASUALTY................................................   13
     a.  Repair Estimate..............................................   13
     b.  Landlord's and Tenant's Rights...............................   13
     c.  Landlord's Rights............................................   13
     d.  Repair Obligation............................................   14

TAXES.................................................................   14

EVENTS OF DEFAULT.....................................................   14

REMEDIES..............................................................   14

PAYMENT BY TENANT; NON-WAIVER.........................................   15
     a.  Payment by Tenant............................................   15
     b.  No Waiver....................................................   15

LANDLORD'S LIEN.......................................................   16

SURRENDER OF PREMISES.................................................   16

HOLDING OVER..........................................................   16

CERTAIN RIGHTS RESERVED BY LANDLORD...................................   17

SUBSTITUTION SPACE....................................................   17

MISCELLANEOUS.........................................................   18
     a.  Landlord Transfer............................................   18
     b.  Landlord's Liability.........................................   18
     c.  Force Majeure................................................   19
     d.  Brokerage....................................................   19
     e.  Estoppel Certificates........................................   19
     f.  Notices......................................................   19
     g.  Separability.................................................   19
     h.  Amendments and Binding Effect................................   19
     i.  Quiet Enjoyment..............................................   20
     j.  Joint and Several Liability..................................   20
     k.  Captions.....................................................   20
     l.  No Merger....................................................   20
     m.  No Offer.....................................................   20
     n.  Tax Protest..................................................   20
     o.  Exhibits.....................................................   21
     p.  Entire Agreement.............................................   21

                                     LEASE

                          THIS LEASE AGREEMENT (this "Lease") is entered into as of April 23, 1997, between EQUITABLE-CROW TOWER 200 1, LTD., a Texas limited partnership ("Landlord"), and JAYHAWK ACCEPTANCE CORPORATION ("Tenant"),


DEFINITIONS AND
BASIC PROVISIONS                1.  The definitions and basic provisions set
                          forth in the Basic Lease Information (the "Basic Lease Information") executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes.

LEASE GRANT                     2.  Subject to the terms of this Lease, Landlord
                          leases to Tenant, and Tenant leases from Landlord, the Premises.

TERM                            3.  If the Commencement Date is not the first
                          day of a calendar month, then the Term shall be extended by the time between the Commencement Date and the first day of the next month. If this Lease is executed before the Premises become vacant or otherwise available and ready for occupancy by Tenant, or if any present occupant of the Premises holds over and Landlord cannot acquire possession of the Premises before the Commencement Date, then (a) Tenant's obligation to pay Rent hereunder shall be waived until Landlord tenders possession of the Premises to Tenant,
                          (b) the Term shall be extended by the time between the scheduled Commencement Date and the date on which Landlord tenders possession of the Premises to Tenant (which date will then be defined as the Commencement
                          Date), (c) Landlord shall not be in default hereunder or be liable for damages therefor, and (d) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant. By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, subject to the performance of punch-list items that remain to be performed by Landlord, if any. Tenant shall execute and deliver to Landlord, within ten days after Landlord has requested same, a letter confirming (i) the Commencement Date, (ii) that Tenant has accepted the Premises, and (iii) that Landlord has performed all of its obligations with respect to the Premises (except for punch-list items specified in such letter).

RENT                            4.  a. Payment. Tenant shall timely pay to
                          Landlord the Basic Rental and all additional sums to be paid by Tenant to Landlord under this Lease, including the amounts set forth in Exhibit C, without deduction or set off, at Landlord's Address (or such other address as Landlord may from time to time designate in writing to Tenant). Basic Rental, adjusted as herein provided, shall be payable monthly in advance. The first monthly installment of Basic Rental shall be payable contemporaneously with the execution of this Lease; thereafter, monthly installments of Basic Rental shall be due on the first day of the second full calendar month of the Term and continuing on the first day of each succeeding calendar month during the Ten-n. Basic Rental for any fractional month at the beginning of the Term shall be prorated based on 1/365 of the current annual Basic Rental for each day of the partial month this Lease is in effect, and shall be due on the Commencement Date.

                                    b.  [Intentionally Deleted.]

                          [INTENTIONALLY LEFT BLANK]

                                      c. Electrical Costs. Tenant shall pay to
                          Landlord an amount equal to the product of (i) the cost of all electricity used by the Building ("Electrical Costs"), multiplied by (ii) Tenant's Proportionate Share. Such amount shall be payable monthly based on Landlord's estimate of the amount due for each month, and shall be due on the Commencement Date and on the first day of each calendar month thereafter unless Landlord has theretofore furnished Tenant with information indicating the amount due, in which event such amount shall be due within ten days after Landlord has delivered to Tenant an invoice therefor.

                                      d. Annual Cost Statement. By April 1 of
                          each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Landlord's actual Electrical Costs (the "Annual Cost Statement") for the previous year adjusted as provided in Section 4.e. If the Annual Cost Statement reveals that Tenant paid more for Electrical Costs than Tenant's Proportionate Share of Electrical Costs in the year for which such statement was prepared, then Landlord shall promptly reimburse or credit Tenant such excess; likewise, if Tenant paid less than Tenant's Proportionate Share of Electrical Costs, then Tenant shall promptly pay Landlord such deficiency.

                                      e. Adjustments to Electrical Costs. With
                          respect to any calendar year or partial calendar year in which the Building is not occupied to the extent of 95% of the rentable area thereof, the Electrical Costs for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of 95% of the rentable area thereof.

DELINQUENT
PAYMENT;
HANDLING CHARGES                5.    All payments required of Tenant hereunder
                          shall bear interest until paid at the maximum lawful rate. Alternatively, Landlord ant a fee equal to 10% of the delinquent payment to reimburse cost and inconvenience incurred as a consequence of Tenant's no event, however, shall the charges permitted under this Section or elsewhere in this Lease, to the extent the same are considered to be interest under applicable law, exceed the maximum lawful rate of interest.

SECURITY DEPOSIT                6.    Contemporaneously with the execution of
                          this Lease, Tenant shall pay to Landlord, in immediately available funds, the Security Deposit, which shall be held by Landlord without liability for interest and as security for the performance by Tenant of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord's damages upon an Event of Default (defined below). Landlord may, from time to time and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation which Tenant was obligated, but failed, to perform hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Within a reasonable time after the Term ends, provided Tenant has performed all of its obligations hereunder, Landlord shall return to Tenant the balance of the Security Deposit not applied to satisfy Tenant's obligations. If Landlord transfers its interest in the Premises, then Landlord may assign the Security Deposit to the transferee and Landlord thereafter shall have no further liability for the return of the Security Deposit.

LANDLORD'S
OBLIGATIONS                     7.    a. Services. Provided no Event of Default
                          exists, Landlord shall use all reasonable efforts to furnish to Tenant (i) water (hot and cold) at those points of supply provided for general use of tenants of the Building; (ii) heated and refrigerated air conditioning as appropriate, at such times as Landlord normally furnishes these services to all tenants of the Building, and at such temperatures and in such amounts as are reasonably considered by Landlord to be standard; (iii) janitorial service to the Premises on weekdays other than holidays for Building-standard installations (Landlord reserves the right to bill Tenant separately for extra janitorial service required for nonstandard installations) and such window washing as may from time to time in Landlord's judgment be reasonably required; (iv) elevators for ingress and egress to the floor on which the Premises' are located, in common with other tenants, provided that Landlord may reasonably limit the number of elevators to be in operation at times other than during customary business hours and on holidays; (v) replacement of Building-standard light bulbs and fluorescent tubes, provided that Landlord's standard charge for such bulbs and tubes shall be paid by Tenant; and (vi) electrical current during normal business hours other than for special lighting, equipment that requires more than 110 volts, or other equipment whose electrical energy consumption exceeds normal office usage. Landlord shall maintain the common areas of the Building in reasonably good order and condition, except for damage occasioned by Tenant, or its employees, agents or invitees. If Tenant desires any of the services specified in this Section 7.a at any time other than times herein designated, such services shall be supplied to Tenant upon the written request of Tenant delivered to Landlord before 3:00 p.m. on the business day preceding such extra usage, and Tenant shall pay to Landlord the cost of such services within ten days after Landlord has delivered to Tenant an invoice therefor.

                                      b.  Excess Utility Use. Landlord shall use
                          reasonable efforts to furnish electrical current for computers, electronic data processing equipment, special lighting, equipment that requires more than I IO volts, or other equipment whose electrical energy consumption exceeds normal office usage through the then existing feeders and risers serving the Building and the Premises, and Tenant shall pay to Landlord the cost of such service within ten days after Landlord has delivered to Tenant an invoice therefor. Landlord may determine the amount of such additional consumption and potential consumption, by either or both: (i) a survey of standard or average tenant usage of electricity in the Building performed by a reputable consultant selected by Landlord and paid for by Tenant; or (ii) a separate meter in the Premises installed, maintained, and read by Landlord, at Tenant's expense. Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of I 10 volts or otherwise exceeding Building capacity unless approved in advance by Landlord. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring required to meet Tenant's excess electrical requirements shall, upon Tenant's written request, be installed by Landlord, at Tenant's cost, if, in Landlord's sole and absolute judgment, the same are necessary and shall not cause permanent damage or injury to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building. If Tenant uses machines or equipment (other than general office machines, excluding computers and electronic data processing equipment) in the Premises which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of installation, operation, use, and maintenance, shall be paid by Tenant to Landlord within ten days after Landlord has delivered to Tenant an invoice therefor.



                                      c. Discontinuance. Landlord's obligation
                          to furnish services under Section 7.a. shall be subject to the rules and regulations of the supplier of such services and governmental rules and regulations. Landlord may, upon not less than 30 days', prior written notice to tenant, discontinue any such service to the Premises, provided Landlord first arranges for a direct connection thereof through the supplier of such service. Tenant shall, however, be responsible for contracting with the supplier of such service and for paying all deposits for, and s relating to, such service.

                                      d. Restoration of Services; Abatement.
                          Landlord shall use reasonable efforts to restore any service that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant's obligations hereunder. However, if Tenant is prevented from making reasonable use of the Premises for more than 45 consecutive days because of the unavailability of any such service, Tenant shall, as its exclusive remedy therefor, be entitled to a reasonable abatement of Rent for each consecutive day (after such 45-day period) that Tenant is so prevented from making reasonable use of the Premises.

IMPROVEMENTS;
ALTERATIONS; REPAIRS;
MAINTENANCE                     8.    a. Improvements; Alterations. Improvements
                          to the Premises shall be installed at the expense of Tenant only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord. After the initial Tenant improvements are made, no alterations or physical additions in or to the Premises may be made without Landlord's prior written consent. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type on or about the Premises without the prior written consent of Landlord. All alterations, additions, or improvements (whether temporary or permanent in character, and including without limitation all air-conditioning equipment and all other equipment that is in any manner connected to the Building's plumbing system) made in or upon the Premises, either by Landlord or Tenant, shall be Landlord's property at the end of the Tenn and shall remain on the Premises without compensation to Tenant. Approval by Landlord of any of Tenant's drawings and plans and specifications prepared in connection with any improvements in the Premises shall not constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications, or the improvements to which they relate, for any use, purpose, or condition, but such approval shall merely be the consent of Landlord as required hereunder. Notwithstanding anything in this Lease to the contrary, Tenant shall be responsible for the cost of all work required to comply with the retrofit requirements of the Americans with Disabilities Act of 1990, and all rules, regulations, and guidelines promulgated thereunder, as the same may be amended from time to time, necessitated by any installations, additions, or alterations made in or to the premises at the request of or by Tenant or by

                          Tenant's use of the Premises (other than retrofit work whose cost has been particularly identified as being payable by Landlord in an instrument signed by Landlord and Tenant), regardless of whether such cost is incurred in connection with retrofit work required in the Premises (including the Work described in Exhibit D) or in other areas of the Building.


                                      b. Repairs; maintenance. Tenants shall
                          maintain the Premises in a clean, safe, operable, attractive condition, any waste or damage to any portion of the replace, subject to Landlord's direction and shall not permit or allow to remain any waste or damage to any portion of the Premises. Tenant shall repair or replace, subject to Landlord's direction and supervision, any damage to the Building caused by Tenant or Tenant's agents, contractors, or invitees. If tenant fails to make such repairs or replacements within 15 days after the occurrence of such damage, then Landlord may make the same at Tenant's cost. In lieu of having Tenant repair any such damage outside of the Premises, Landlord may repair such damage at Tenant's cost. The cost of any repair or replacement work performed by Landlord under this Section 8 shall be paid by Tenant to Landlord within ten days after Landlord delivered to Tenant an invoice therefor.

                                      c. Performance of Work. All work described
                          in this Section 8 shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage against such risks, in such amounts, and with such companies as Landlord may reasonably require, and to procure payment and performance bonds reasonably satisfactory to Landlord covering the cost of the work. All such work shall be performed in accordance with all legal requirements and in a good and workmanlike manner so as not to damage the Premises, the primary structure or structural qualities of the Building, or plumbing, electrical lines, or other utility transmission facility. All such work which may affect the HVAC, electrical system, or plumbing must be approved by the Building's engineer of record.

                                      d. Mechanic's Liens. Tenant shall not
                          permit any mechanic's liens to be filed against the Premises or the Building for any work performed, materials furnished, or obligation incurred by or at the request of Tenant. if such a lien is filed, then Tenant shall, within ten days after Landlord has delivered notice of the filing to Tenant, either pay the amount of the lien or diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten days after Landlord has delivered to Tenant an invoice therefor.

USE                             9.    Tenant shall continuously occupy and use
                          the Premises only for the Permitted Use and shall comply with all laws, orders, rules, and regulations relating to the use, condition, and occupancy of the Premises. The Premises shall not be used for any use which is disreputable or creates extraordinary fire hazards or results in an increased rate of insurance on the Building or its contents or the storage of any hazardous materials or substances. If, because of Tenant's acts, the rate of insurance on the Building or its contents increases, then such acts shall be an Event of Default, Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not constitute a waiver of any of Landlord's other rights. Tenant shall conduct its business and control its agents, employees, and invitees in such a manner as not to create any nuisance or interfere with other tenants or Landlord in its management of the Building.

ASSIGNMENT AND
SUBLETTING                      10.   a. Transfer; Consent. Tenant, shall not,
                          without the prior written consent of Landlord (which Landlord may grant or deny in its sole discretion),
                          (i) advertise that any portion of the Premises is available for lease, (ii) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (iii) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (iv) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (v) sublet any portion of the Premises, (vi) grant any license, concession, or other right of occupancy of any portion of the Premises, or (vii) permit the use of the Premises by any parties other than Tenant (any of the events listed in clauses (ii) through (vii) being a "Transfer"). If Tenant requests Landlord's consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character. Tenant shall reimburse Landlord for its attorneys' fees and other expenses incurred in connection with considering any request for its consent to a Transfer. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes the Tenant's obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer, and only to the extent of the rent it has agreed to pay Tenant therefor. Landlord's consent to a Transfer shall not release Tenant from performing its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so.

                                      b. Cancellation. Landlord may, within 30
                          days after submission of Tenant's written request for Landlord's consent to a Transfer, cancel this Lease (or, as to a subletting or assignment, cancel as to the portion of the Premises proposed to be sublet or assigned) as of the date the proposed Transfer was to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer and all brokerage commissions paid or payable by Landlord in connection with this Lease that are allocable to such portion of the Premises. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

                                      c. Additional Compensation. Tenant shall
                          pay to Landlord, immediately upon receipt thereof, all compensation received by Tenant for a Transfer that exceeds the Basic Rental and Tenant's share of Electrical Costs and Excess allocable to the portion of the Premises covered thereby.

INSURANCE; WAIVERS;
SUBROGATION; INDEMNITY          11.   a. Insurance. Tenant shall at its expense
                          procure and maintain throughout the Term the following insurance policies: (i) comprehensive general liability insurance in amounts of not less than a combined single limit of $5,000,000 (the "Initial Liability Insurance Amount") or such other amounts as Landlord may from time to time reasonably require, insuring Tenant, Landlord, and Landlord's agents against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises, (ii) contractual liability insurance coverage sufficient to cover Tenant's indemnity obligations hereunder, (iii) insurance covering the full value of Tenant's property and improvements, and other property (including. property of others), in the Premises, (iv) workman's compensation insurance, containing a waiver of subrogation endorsement reasonably acceptable to Landlord, and (v) business interruption insurance. Tenant's insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord's policy will be excess over Tenant's policy. Tenant shall furnish certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least 30 days before cancellation or a material change of any such insurance. All such insurance policies shall be in form, and issued by companies, reasonably satisfactory to Landlord.

                                      b. Waiver of Negligence Claims, No
                          Subrogation. Landlord shall not be liable to Tenant or those claiming by, through, or under Tenant for any injury to or death of any person or persons or the damage to or theft, destruction, loss, or loss of use of any property or inconvenience (a "Loss") caused by casualty, theft, fire, third parties, or any other matter (including Losses arising through repair or alteration of any part of the Building, or failure to make repairs, or from any other cause), regardless of whether the negligence of any party caused such Loss in whole or in part. Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against insurance policy that covers the Building, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or, in Tenant's waiver, is required to be insured against under the terms hereof regardless of whether the negligence or fault of the other party caused such loss; however, Landlord's waiver shall not include any deductible amounts on insurance policies carried by Landlord or apply to any coinsurance penalty which Landlord might sustain. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party.

                                      c. Indemnity. Subject to Section 11.b,
                          Tenant shall defend, indemnify, and hold harmless Landlord and its agents from and against all claims, demands, liabilities, causes of action, suits, judgments, and expenses (including attorneys' fees) for any Loss arising from any occurrence on the Premises or from Tenant's failure to perform its obligations under this Lease (other than a Loss arising from the sole or gross negligence of Landlord or its agents), even though caused or alleged to be caused by the joint, comparative, or concurrent negligence or fault of Landlord or its agents, and even though any such claim, cause of action, or suit is based upon or alleged to be based upon the strict liability of Landlord or its agents. This indemnity provision is intended to indemnify Landlord and its agents against the consequences of their own negligence or fault as provided above when Landlord or its agents are jointly, comparatively, or concurrently negligent with Tenant. This indemnity provision shall survive termination or expiration of this Lease.

SUBORDINATION
ATTORNMENT; NOTICE TO
LANDLORD'S MORTGAGEE            12.   a. Subordination. This Lease shall be
                          subordinate to any deed of trust, mortgage, or other security instrument (a "Mortgage"), or any ground lease, master lease, or primary lease (a "Primary Lease"), that now or hereafter covers all or any part of the Premises (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as "Landlord's Mortgagee").



                                      b. Attornment. Tenant shall attorn to any
                          party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request.

                                      c. Notice to Landlord's Mortgagee. Tenant
                          shall not seek to enforce any remedy it may have for any default on the part of the Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder.

RULES AND
REGULATIONS                     13.   Tenant shall comply with the rules and
                          regulations of the Building which are attached hereto as Exhibit B. Landlord may, from time to time, change such rules and regulations for the safety, car: , or cleanliness of the Building and related facilities, provided that such changes are applicable to all tenants of the Building and will not unreasonably interfere with Tenant's use of the Premises. Tenant shall be responsible for the compliance with such rules and regulations by its employees, agents, and invitees.

CONDEMNATION                    14.   a. Taking - Landlord's and Tenant's
                          Rights. If any part of the Building is taken by right of eminent domain or conveyed in lieu thereof (a "Taking"), and such Taking prevents Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking, then Landlord may, at its expense, relocate Tenant to office space reasonably comparable to the Premises, provided that Landlord notifies Tenant of its intention to do so within 30 days after the Taking. Such relocation may be for a portion of the remaining Term or the entire Term. Landlord shall complete any such relocation within 180 days after Landlord has notified Tenant of its intention to relocate Tenant. If Landlord does not elect to relocate Tenant following such Taking, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within 60-days after the Taking, and Rent shall be apportioned as of the date of such Taking. If Landlord does not relocate Tenant and Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

                                      b. Taking - Landlord's Rights. If any
                          material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds received for a Taking to Landlord's Mortgagee, then this Lease, at the option of Landlord, exercised by written notice to Tenant within 30 days after such Taking, shall terminate and Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease and does not elect to relocate Tenant, then this Lease will continue, but if any portion of the Premises has been taken, Basic Rental shall abate as provided in the last sentence of Section 14.a.

                                      c. Award. If any Taking occurs, then
                          Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken, and Tenant may separately pursue a claim against the condemnor for the value of Tenant's personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.



FIRE OR OTHER
CASUALTY                        15.   a. Repair Estimate. If the Premises or the
                          building are damaged by fire or other casualty (a "Casualty"), Landlord shall, within 60 days after such Casualty, deliver to Tenant a good faith estimate (the "Damage Notice") of the time needed to repair the damage caused by such Casualty.

                                      b. Landlord's and Tenant's Rights. If a
                          material portion of the Premises or the Building is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within 180 days after the commencement of repair, then Landlord may, at its expense, relocate Tenant to office space reasonably comparable to the Premises, provided that Landlord notifies Tenant of its intention to do so in the Damage Notice. Such relocation may be for a portion of the remaining Term or the entire Term. Landlord shall complete any such relocation within 180 days after Landlord has delivered the Damage Notice to Tenant. If Landlord does not elect to relocate Tenant following such Casualty, then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant. If Landlord does not relocate Tenant and Tenant does not terminate this Lease, then (subject to Landlord's rights under Section 15.c) Landlord shall repair the Building or the Premises, as the case may be, as provided below, and Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of the repair, unless Tenant caused such damage, in which case, Tenant shall continue to pay Rent without abatement.

                                      c. Landlord's Rights. If a Casualty
                          damages a material portion of the Building, and Landlord makes a good faith determination that restoring the Premises would be uneconomical, or if Landlord is required to pay any insurance proceeds arising out of the Casualty to Landlord's Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within 30 days after the Damage notice has been delivered to Tenant, and Basic Rental hereunder shall be abated as of the date of the Casualty.

                                      d. Repair Obligation. If neither party
                          elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, commence to repair the Building and the Premises and shall proceed with reasonable diligence to restore the Building and Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any part of the furniture, equipment, fixtures, and other improvements which may have been placed by, or at the request of, Tenant or other occupants in the Building or the Premises, and Landlord's obligation to repair or restore the Building or Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question.

TAXES                           16.   Tenant shall be liable for all taxes
                          levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, upon demand, that part of such taxes for which Tenant is primarily liable hereunder.



EVENTS OF DEFAULT               17.   Each of the following occurrences shall
                          constitute an "Event of Default":

                                      a. Tenant's failure to pay Rent, or any
                          other sums due from Tenant to Landlord under the Lease (or any other lease executed by Tenant for space in the Building), when due;

                                      b. Tenant's failure to perform, comply
                          with, or observe any other agreement or obligation of Tenant under this Lease (or any other lease executed by Tenant for space in the Building);

                                      c. The filing of a petition by or against
                          Tenant (the term "Tenant" shall include, for the purpose of this Section 17.c, any guarantor of the Tenant's obligations hereunder) (i) in any bankruptcy or other insolvency proceeding; (ii) seeking any relief under any state or federal debtor relief law;
                          (iii) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; or (iv) for the reorganization or modification of Tenant's capital structure;

                                      d. Tenant shall desert or vacate any
                          portion of the Premises; and

                                      e. The admission by Tenant that it cannot
                          meet its obligations as they become due or the making by Tenant of an assignment for the benefit of its creditors.

REMEDIES                        18.   Upon any Event of Default, Landlord may,
                          in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any of the following actions:

                                      a. Terminate this Lease by giving Tenant
                          written notice thereof, in which event, Tenant shall pay to Landlord the sum of (i) all Rent accrued hereunder through the date of termination, (ii) all amounts due under Section 19.a., and (iii) an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Tenn discounted to present value at a per annum rate equal to the "Prime Rate" as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of "Money Rates", minus (B) the then present fair rental value of the Premises for such period, similarly discounted; or

                                      b. Terminate Tenant's right to possession
                          of the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (i) all Rent and other amounts accrued hereunder to the date of termination of possession, (ii) all amounts due from time to time under Section 19.a., and (iii) all Rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such shall use reasonable efforts to relet the Premises on such terms in its sole discretion may determine (including a term different from Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premisses or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this
                          Section 18.b. If Landlord elects to proceed under this
                          Section 18.b., it may at any time elect to terminate this Lease under Section 18.a.

                          Additionally, without notice, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.

PAYMENT BY TENANT;
NON-WAIVER                      19.   a. Payment by Tenant. Upon any Event of
                          Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorney expenses) in (i) obtaining possession of the Premises, (ii) removing and storing Tenant's or any other occupant's property, (iii) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (iv) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (v) performing Tenant's obligations which Tenant failed to perform, and (vi) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default.

                                      b. No Waiver. Landlord's acceptance of
                          Rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term or violation of any other term.

LANDLORD'S LIEN            20. In addition to the statutory landlord's lien,
                          Tenant grants to Landlord, to secure performance of Tenant's obligations hereunder, a security interest in all equipment, fixtures, furniture, improvements, and other personal property of Tenant now or hereafter situated on the Premises, and all proceeds therefrom (the "Collateral"), and the Collateral shall not be removed from the Premises without the consent of Landlord until all obligations of Tenant have been fully performed. Upon the occurrence of an Event of Default, Landlord may, in addition to all other remedies, without notice or demand except as provided below, exercise the rights afforded a secured party under the Uniform Commercial Code of the State in which the Building is located (the "UCC"). In connection with any public or private sale under the UCC, Landlord shall give Tenant five-days' prior written notice of the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made, which is agreed to be a reasonable notice of such sale or other disposition. Tenant grants to Landlord a power of attorney to execute and file any financing statement or other instrument necessary to perfect Landlord's security interest under this
                          Section 20, which power is coupled with an interest and shall be irrevocable during the Term. Landlord may also file a copy of this Lease as a financing statement to perfect its security interest in the Collateral.

SURRENDER OF
PREMISES                   21. No act by Landlord shall be deemed an acceptance
                          of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless the same is made in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located thereon in good repair and condition, reasonable wear and tear (and condemnation and fire or other casualty damage not caused by Tenant, as to which Sections 14 and 15 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises by Tenant (but Tenant shall not remove any such item which was paid for, in whole or in part, by Landlord). Additionally, Tenant shall remove such alterations, additions, improvements, trade fixtures, equipment, wiring and furniture as Landlord may request. Tenant shall repair all damage caused by such removal. All items not so removed shall be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items. The provisions of this Section 21 shall survive the end of the Term.

HOLDING OVER               22. If Tenant fails to vacate the Premises at the end
                          of the Term, then Tenant shall be a tenant at will and, in addition to all other damages and remedies to which Landlord may be entitled for ouch holding over, Tenant shall pay, in addition to the other Rent, a daily Basic Rental equal to the greater of (a) 150% of the daily Basic Rental payable during the last month of the Term, or (b) the prevailing rental rate in the Building for similar space.

CERTAIN RIGHTS
RESERVED BY
LANDLORD                        23.   Provided that the exercise of such rights
                          does not unreasonably interfere with Tenants occupancy of the Premises, Landlord shall have the following rights:

                                      a. To decorate and to make inspections,
                          repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building, or any part thereof, for such purposes, to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or Temporarily suspend Building services and facilities; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

                                      b. To take such reasonable measures as
                          Landlord deems advisable for the security of the Building and its occupants, including without limitation searching all persons entering or leaving the Building; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Saturdays, Sundays, and holidays, subject, however, to Tenant's right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time which may include by way of example, but not of limitation, that persons entering or leaving the Building, whether or not during normal business hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building;



                                      c. To change the name by which the
                          Building is designated; and


                                      d. To enter the Premises at all reasonable
                          hours to show the Premises to prospective purchaser, lenders, or tenants.

SUBSTITUTION SPACE              24.   a. From time to time during the Term,
                          Landlord may substitute for the Premises other space that has an area at least equal to that of the Premises and is located in the Building or in any other comparable building managed by Landlord or an affiliate of Landlord (the "Substitution Space").

                                      b. If Landlord exercises such right by
                          giving Tenant notice thereof ("Substitution Notice") at least 60 days before the effective date of such substitution, then (i) the description of the Premises shall be replaced by the description of the Substitution Space; and (ii) all of the terms and conditions of this Lease shall apply to the Substitution Space except that (A) if the then unexpired balance of the Term shall be less than one year, then the Term shall be extended so that the Tenn shall be one year from the Substitution Effective Date (defined below), and (B) if the Substitution Space contains more square footage than the Premises, then the Basic Rental then in effect shall be increased proportionately (provided that such increase shall not exceed 105% of the Basic Rental due for the Premises) and shall be subject to adjustment as herein provided. The effective date of such substitution (the "Substitution Effective Date") shall be the date specified in the Substitution Notice or, if Landlord is required to perform tenant finish work to the Substitution Space under Section

                          24.c, then the date on which Landlord substantially completes such tenant finish work. If Landlord is delayed in performing the tenant finish work by Tenant's actions (either by Tenant's change in the plans and specifications for such work or otherwise), then the Substitution Effective Date shall not be extended and Tenant shall pay Rent for the Substitution Space beginning on the date specified in the Substitution Notice.

                                      c. Tenant may either accept possession of
                          the Substitution Space in its "as is" condition as of the Substitution Effective Date or require Landlord to alter the Substitution Space in the same manner as the Premises were altered or were to be altered. Tenant shall deliver to Landlord written notice of its election within ten days after the Substitution Notice has been delivered to Tenant. If Tenant fails to timely deliver notice of its election or if an Event of Default then exists, then Tenant shall be deemed to have elected to accept possession of the substitution Space in its "as is" condition. If Tenant timely elects to require Landlord to alter the Substitution Space, then (i) notwithstanding Section 24.b if the then unexpired balance of the Tenn is less than three years, then the Term shall be extended so that it continues for three years from the Substitution Effective Date, and (ii) Tenant shall continue to occupy the Premises (upon all of the ten-ns of this Lease) until the Substitution Effective Date.

                                      d. Tenant shall move from the Premises
                          into the Substitution Space and shall surrender possession of the Premises as provided in Section 21 by the Substitution Effective Date. If Tenant occupies the Premises after the Substitution Effective Date, then Tenant's occupancy of the Premises shall be a tenancy at will (and, without limiting all other rights and remedies available to Landlord, including instituting a forcible detainer suit), Tenant shall pay Basic Rental for the Premises as provided in
                          Section 22 and all other Rent due therefor until such occupancy ends; such amounts shall be in addition to the Rent due for the Substitution Space.



                                      e. If Landlord exercises its substitution
                          right, then Landlord shall reimburse Tenant for Tenant's reasonable out-of-pocket expenses for moving Tenant's furniture, equipment, supplies and telephone equipment from the Premises to the substitution space and for reprinting Tenant's stationery of the same quality and quantity of Tenant's stationery supply on hand immediately prior to Landlord's notice to Tenant of the exercise of this relocation right. If the Substitution Space contains more square footage than the Premises, and if the Premises were carpeted, Landlord shall supply and install an equal amount of carpeting of the same or equivalent quality and color.

MISCELLANEOUS                    25.  a. Landlord Transfer. Landlord may
                          transfer, in whole or in part, the Building and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder.

                                      b. Landlord's Liability. The liability of
                          Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to Tenant's actual direct, but not consequential, damages therefor and shall be recoverable from the interest of Landlord in the Building and the Land, and Landlord shall not be personally liable for any deficiency. This section shall not be deemed to limit or deny any remedies which Tenant may have in the event of default by Landlord hereunder which do not involve the personal liability OF Landlord.

                                      c. Force Majeure. Other than for Tenant' s
                          monetary obligations under this Lease and obligations which can be cured by the payment of money (e.g., maintaining insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

                                      d. Brokerage. Landlord and Tenant each
                          warrant to the other that it has not dealt with any broker or agent, other than Trammell Crow Dallas/Fort Worth, Inc., in connection with the negotiation or execution of this Lease. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed by a broker or agent claiming the same by, through, or under the indemnifying party.

                                      e. Estoppel Certificates. From time to
                          time, Tenant shall furnish to any party designated by Landlord, within ten days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request.

                                      f. Notices. All notices and other
                          communications given pursuant to this Lease shall be in writing and shall be (i) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (ii) hand delivered to the intended address, or (iii) sent by prepaid telegram, cable, facsimile transmission, or telex followed by a confirmatory letter. Notice sent by certified mail, postage prepaid, shall be effective three business days after being deposited in the United States Mail; all other notices shall be effective upon delivery to the address of the addressee. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

                                      g. Separability. If any clause or
                          provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

                                      h. Amendments. and Binding Effect. This
                          Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of

                          Landlord and Tenant, and, other than Landlord's Mortgagee, no third party shall be deemed a third party beneficiary hereof.

                                      i. Quiet Enjoyment. Provided Tenant has
                          performed all of the terms and conditions of this Lease to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Tenn, without hindrance from Landlord or any party claiming by, through, or under Landlord, subject to the terms and conditions of this Lease.

                                      j. Joint and Several Liability. If there
                          is more than one Tenant, then the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant's obligations hereunder, then the obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be released from its guaranty for any reason whatsoever.

                                      k. Captions. The captions contained in
                          this Lease are for convenience of reference only, and do not limit or enlarge the terms and conditions of this Lease.

                                      l. No Merger. There shall be no merger of
                          the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

                                      m. No Offer. The submission of this Lease
                          to Tenant shall not be construed as an offer, nor shall Tenant have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

                                      n. Tax Protest. Tenant has no right to
                          protest the real estate tax rate assessed against the project and/or the appraised value of the Project determined by any appraisal review board or other taxing entity with authority to determine tax rates and/or appraised values (each a "Taxing Authority"). Tenant hereby knowingly, voluntarily and intentionally waives and releases any right, whether created by law or otherwise, to (a) file or otherwise protest before any Taxing Authority any such rate or value determination even though Landlord may elect not to file any such protest; (b) receive, or otherwise require Landlord to deliver, a copy of any reappraisal notice received by Landlord from any Taxing Authority; and (c) appeal any order of a Taxing Authority which determines any such protest. The foregoing waiver and release covers and includes any and all rights, remedies and recourse of Tenant, now or at any time hereafter, under Section 41.413 and Section 42.015 of the Texas Tax Code (as currently enacted or hereafter modified) together with any other or further laws, rules or regulations covering the subject matter thereof. Tenant acknowledges and agrees that the foregoing waiver and release was bargained for by Landlord and Landlord would not have agreed to enter into this Lease in the absence of this waiver and release. If, notwithstanding any such waiver and release, Tenant files or otherwise appeals any such protest, then Tenant will be in default under this Lease and, in addition to Landlord's other rights and remedies, Tenant must pay or otherwise reimburse Landlord for all costs, charges and expense incurred by, or otherwise asserted against, Landlord as a result of any tax protest or appeal by Tenant, including, appraisal costs, tax consultant charges and attorneys' fees (collectively, the "Tax Protest Costs"). If, as result of Tenant's tax protest the Project is increased above that previously determined by the Taxing Authority (such increase, the "Value Increase") for the year covered by such tax protest or appeal (such year, the "Protest Year"), then Tenant must pay Landlord, in addition to all Tax Protest Costs, an amount (the "Additional Taxes") equal to the sum of the following: (i) the product of the Value Increase multiplied by the tax rate in effect for the Protest Year; plus (ii) the amount of additional taxes payable during the five (5) year period following the Protest Year, such amount to be calculated based upon the Value Increase multiplied by the tax rate estimated to be in effect for each year during such five (5) year period. Tenant must pay all Additional Taxes - even those in excess of Tenant's proportionate share and which may relate to years beyond the term of this Lease. The Additional Taxes will be conclusively determined by a tax consultant selected by Landlord, without regard to whether and to what extent Landlord may be able in years following the Protest Year to reduce or otherwise eliminate any Value Increase. All Tax Protest Costs and Additional Taxes must be paid by Tenant within five (5) days following written demand by Landlord.

                                      o. Exhibits. All exhibits and attachments
                          attached hereto are incorporated herein by this reference.

                                     Exhibit A -- Outline of Premises
                                     Exhibit B -- Building Rules and Regulations
                                     Exhibit C -- Operating Expense Escalator
                                     Exhibit D -- Legal Description
                                     Exhibit E -- Tenant Finish-Work: As-Is
                                     Exhibit F -- Parking

                                      p. Entire Agreement. This Lease
                          constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith.

                          LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE, AND TENANT'S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS, HEREUNDER, AND EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, SET OFF, DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.


                          DATED as of the date first above written.


                                      LANDLORD:
                                      --------

                                      EQUITABLE- CROW TOWER 200 1, LTD.,
                                      a Texas limited partnership

                              By:   EQ/GP Southwest, Ltd.,
                                    a Texas Limited partnership

                              By: GP/EQ Southwest, Inc., a Texas corporation its sole general partner


                              By:    /s/ Jon L. Dooley
                                     ---------------------
                              Name   Jon L. Dooley
                                     ---------------------
                              Title: Investment Officer
                                     ---------------------

                              TENANT:
                              ------

                              JAYHAWK ACCEPTANCE CORPORATION
                              a Texas corporation



                              By:    /s/ C. Fred Jackson
                                     ----------------------

                              Name:  C. Fred Jackson
                                     ----------------------
                              Title: Senior Vice President
                                     ----------------------



This lease agreement is subject to the entry of an order by the Bankruptcy Court in Bankruptcy Case No. 397-31261-SAF-11, pending in the U.S. Bankruptcy Court of the Northern District of Texas, Styled in Re: Jayhawk Acceptance Corporation confirming the execution and delivery of this lease agreement by Tenant.

                                   EXHIBIT B

                        BUILDING RULES AND REGULATIONS
                        ------------------------------

The following rules and regulations shall apply to the Premises, the Building, the parking garage associated therewith, the Land and the appurtenances thereto:

     1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective-leased premises and for going from one to another part of the Building.

     2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damages resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitee, shall be paid by such tenant.

     3. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord. No nails, hooks or screws shall be driven or inserted in any part of the Building except by Building maintenance personnel. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

     4. Landlord shall provide and maintain an alphabetical directory for all tenants in the main lobby of the Building.

     5. Landlord shall provide all door locks in each tenant's leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord's prior written consent. Landlord shall furnish to each tenant a reasonable number of keys to such tenant's leased premises, at such tenant's cost, and no tenant shall make a duplicate thereof.

     6. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord's supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

     7. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant's property while in the Building, shall be repaired at the expense of such tenant.

     8. Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals shall be brought into or kept in, on or about any tenant's leased premises. No portion of any tenant's leased premises shall at any time be used or occupied as sleeping or lodging quarters.

     9. Tenant shall cooperate with Landlord's employees in keeping its leased premises neat and clean. Tenants shall not employ any person for the purpose of such cleaning other than the Building's cleaning and maintenance personnel.

     10. To ensure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any leased area except by persons approved by Landlord.

     11. Tenant shall not make or permit any improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

     12. No machinery of any kind (other than normal office equipment) shall be operated by any tenant on its leased area without Landlord's prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance.

     13. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant's leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

     14. No vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord.

     15. All mail chutes located in the Building shall be available for use by Landlord and all tenants of the Building according to the rules of the United States Postal Service.

                                   EXHIBIT C

                          OPERATING EXPENSE ESCALATOR
                          ---------------------------

     (a) Tenant shall pay an amount (per each rentable square foot in the Premises) equal to the excess ("Excess") from time to time of actual Basic Cost per rentable square foot in the Building over the actual Basic Cost per rental square foot in the Building for the 1996 calendar year (the "Expense Stop"). Landlord may collect such amount in a lump sum, to be due within 30 days after Landlord furnishes to Tenant the Annual Cost Statement. Alternatively, Landlord may make a good faith estimate of the Excess to be due by Tenant for any calendar year or part thereof during the Term, and, unless Landlord delivers to Tenant a revision of the estimated Excess, Tenant shall pay to Landlord, on the Commencement Date and on the first day of each calendar month thereafter, an amount equal to the estimated Excess for such calendar year or part thereof divided by the number of months in such calendar year during the Tenn. From time to time during any calendar year, Landlord may estimate and reestimate the Excess to be due by Tenant for that calendar year and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Excess payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Excess as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment pursuant to paragraph (c) of this Exhibit when actual Basic Cost is available for each calendar year.

     (b) For the purposes of this Exhibit, the term "Basic Cost" shall mean all expenses and disbursements of every kind (subject to the limitations set forth below) which Landlord incurs, pays or becomes obligated to pay in connection with the ownership, operation, and maintenance of the Building (including the associated parking facilities), determined in accordance with generally accepted federal income tax basis accounting principles consistently applied, including but not limited to the following:

     (i) Wages and salaries (including management fees) of all employees engaged in the operation, repair, replacement, maintenance, and security of the Building, including taxes, insurance and benefits relating thereto;

     (ii) All supplies and materials used in the operation, maintenance, repair, repla cement, and security of the Building;

     (iii) Annual cost of all capital improvements made to the Building which although capital in nature can reasonably be expected to reduce the normal operating costs of the Building, as well as all capital improvements made in order to comply with any law hereafter promulgated by any governmental authority, as amortized over the useful economic life of such improvements as determined by Landlord in its reasonable discretion (without regard to the period over which such improvements may be depreciated or amortized for federal income tax purposes);

     (iv) Cost of all utilities, other than the cost of utilities actually reimbursed to Landlord by the Building's tenants (including Tenant under Section 4.c of this Lease);

     (v) Cost of any insurance or insurance related expense applicable to the Building and Landlord's personal property used in connection therewith;

     (vi) All taxes and assessments and governmental charges whether federal, state, county, or municipal, and whether they be by taxing or management districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Building (or its operation), and the grounds, parking areas, driveways, and alleys around the Building, excluding, however, federal and state taxes on income (collectively, "Taxes"); if the present method of taxation changes so that in lieu of the whole or any part of any taxes levied on the land or building, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Building, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the ten-n "Taxes" for the purposes hereof,

     (vii) Cost of repairs, replacements, and general maintenance of the Building, other than repair, replacement, and general maintenance of the roof, foundation and exterior walls of the Building;

     (viii) Cost of service or maintenance contracts with independent contractors for the operation, maintenance, repair, replacement, or security of the Building (including, without limitation, alarm service, window cleaning, and elevator maintenance); and

     (ix) The amount of basic rent payable under and pursuant to any ground lease pertaining to the land on which the building is located.

There are specifically excluded from the definition of the term "Basic Cost" costs (1) for capital improvements made to the Building, other than capital improvements described in subparagraph (iii) above and except for items which, though capital for accounting purposes, are properly considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies, and the like; (2) for repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Building other than Tenant; (3) for interest, amortization or other payments on loans to Landlord;
(4) for depreciation of the Building; (5) for leasing commissions; (6) for legal expenses, other than those incurred for the general benefit of the Building's tenants (e.g., tax disputes); (7) for renovating or otherwise improving space for occupants of the Building or vacant space in the Building; (8) for correcting defects in the construction of the Building; (9) for overtime or other expenses of Landlord in curing defaults or performing work expressly provided in this Lease to be home at Landlord's expense; and (IO) for federal income taxes imposed on or measured by the income of Landlord from the operation of the Building.

     (c) The Annual Cost Statement shall include a statement of Landlord's actual Basic Cost for the previous year adjusted as provided in paragraph (d) of this Exhibit. If the Annual Cost Statement reveals that Tenant paid more for Basic Cost than the actual Excess in the year for which such statement was prepared, then Landlord shall promptly credit or reimburse for Tenant for such excess; likewise, if Tenant paid less than the actual Excess, then Tenant shall promptly pay Landlord such deficiency.

     (d) With respect to any calendar year or partial calendar year in which the Building is not occupied to the extent of ninety-five percent (95%) of the rentable area thereof, the Basic Cost for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of ninety-five percent (95%) of the rentable area thereof.

                                   EXHIBIT D
                                   ---------


                               Legal Description



TRACT I - Bryan Tower Site (Fee Simple):
----------------------------------------

Being a tract of land out of the J. Grigsby Survey, Abstract No. 495, also being Block 247, Official City Block
Number, City of Dallas, Dallas County, Texas and being more particularly described as follows:

BEGINNING at a "+" cut in concrete found at the point of intersection of the Northwest right-of-way line of Bryan Street (70 foot right-of-way) and the Northeast right-of-way line of Harwood Street (60 foot right-of-way);

THENCE, N 44(degrees) 48' 00" W, along the said Northeast right-of-way line of Harwood Street, a distance of 163.00 feet to a "+" cut in concrete set for comer, said comer being the point of intersection of the said Northeast right-of-way line of Harwood Street and the Southeast right-of-way line of Federal Street (variable width right-of-way);

THENCE, N 44(degrees) 52' 00" E, along the said Southeast right-of-way line of Federal Street, a distance of 340.28 feet to a "+" cut in concrete set for comer, said comer being the point of intersection of the said Southeast right-of-way line of Federal Street and the Southwest right-of-way line of Olive Street (60 foot right-of-way);

THENCE, S 44(degrees) 48' 00" E, along the said Southwest right-of-way line of Olive Street, a distance of 80.00 feet to a "+" cut in concrete found for comer;

THENCE, S(degrees) 32 49' 00" E, continuing along the said Southwest right-of-way line of Olive Street, a distance of 83.32 feet to a "+" cut in concrete found for comer, said comer being the point of intersection of the said Southwest right-of-way line of Olive Street and the said Northwest right-of-way line of Bryan Street;

THENCE, S 44(degrees) 35' 00" W, along the said Northwest right-of-way line of Bryan Street, a distance of 323.00 feet to the POINT OF BEGINNING and containing 54,475.320 square feet or 1.251 acres of land, more or less.

SAVE AND EXCEPT THAT CERTAIN 331 square foot portion of land situated in the John Grigsby Survey, Abstract No. 495, in Dallas City Block No. 247, being a portion of the land labeled Tract 1 and conveyed to Tower 2001 Limited Partnership by deed recorded in Volume 88169, Page 0028, Deed Records, Dallas County, Texas and being more particularly described as follows:

COMMENCING at an "X" cut in a concrete walk found at the intersection of the southwesterly right-of-way line of Olive Street (66.5 foot right-of-way) and the southeasterly right-of-way line of Federal Street (variable width right- of-way), the same being the most northerly comer of said Tower 2001 Limited Partnership Tract (Tract 1);

THENCE, along said southwesterly line of Federal Street and along the northwesterly line of said Tower 2001 Limited Partnership Tract (Tract 1), S. 44(degrees) 54' 17" W., a distance of 290.25 feet to an "X" cut in a brick walk found for the POINT OF BEGINNING, said comer being on a non-tangent circular curve to the right, with a radius of 286.50 feet and whose chord bears S. 31(degrees) 50' 13" W., a distance of 51.45 feet;

THENCE, in a southwesterly direction, departing said southeasterly line of Federal Street and departing said northwesterly line of said Tower 2001 Limited Partnership Tract (Tract 1) and along said curve through a central angle of 10(degrees) 18' 1 1 ", an arc distance of 51.52 feet to a 1/2" iron rod with A.B. and A. cap found for comer in the southwesterly line of said Tower 2001 Limited Partnership Tract (Tract 1), said comer being the northeasterly right-of-way line of North Harwood Street (60 foot right-of-way);

THENCE, along said southwesterly line of said Tower 2001 Limited Partnership Tract (Tract 1) and along said northeasterly line of North Harwood Street, N. 44(degrees) 47' 16" W., a distance of 11.63 feet to the intersection of said northeasterly line of North Harwood Street and said southeasterly line of Federal Street, said corner being the most westerly corner of said Tower 2001 Limited Partnership Tract (Tract 1);

THENCE, along said southeasterly line of Federal Street and along the northwesterly line of said Tower 2001 Limited Partnership Tract (Tract 1), N. 44(degrees) 54' 17" E., a distance of 50.05 feet to the POINT OF BEGINNING and containing 331 square feet of land, more or less.


TRACT II - Olive Street Pedestrian Bridge (Fee Simple):
-------------------------------------------------------

Being all that certain air space abandoned and vacated to 2001 Bryan Street by the City of Dallas pursuant to Ordinance No. 16552 passed by the City Council of the City of Dallas on April 30, 1980, as amended by Ordinance No. 16692 passed by the City Council of the City of Dallas on September 17, 1980, said air space being from the horizontal plane described in said Ordinance, as a-mended, to 20 feet above such horizontal plane located above that certain lot, tract or parcel of land lying and being situated in the City and County of Dallas, Texas, and being a part of Olive Street between Blocks 247 and 253, official City of Dallas numbers, and being more particularly described as follows:

COMMENCING at the intersection of the Northwest right-of-way line of Bryan Street (70 foot right-of-way) and the Southwest right-of-way line of Olive Street variable width right-of-way at this point);

THENCE, N 32(degrees) 49' 00" W, along said Southwest line of Olive Street, a distance of 83.32 feet to a "+" cut in concrete found for comer;

THENCE, N 44(degrees) 48' 00" W, along said Southwest right-of-way line of Olive Street, a distance of 29.70 feet to the POINT OF BEGINNING; said POINT OF BEGINNING being the centerline of a pedestrian bridge;

THENCE, N 44(degrees) 48' 00" W, continuing along said Southwest right-of-way line of Olive Street, a distance of 10.50 feet to a point;

THENCE, N 45(degrees) 00" 12" E, and in a Northeasterly direction, crossing said Olive Street, a distance of 33.17 feet to a point in the centerline of said Olive Street;

THENCE, S 44(degrees) 48' 00" E, along said centerline of said Olive Street, passing at 10-50 feet the centerline of said pedestrian bridge and continuing for a total distance of 2 1.00 feet to a point;

THENCE, S 45(degrees) 00' 12" W, departing said centerline of Olive Street in a Southwesterly direction and crossing said Olive Street, a distance of 33.17 feet to a point in the Southwest right-of-way line of Olive Street;

THENCE, N 44(degrees) 48 00" W, and in a Northwesterly direction along said Southwest right-of-way line of Olive Street; a distance of 10.50 feet to the POINT OF BEGINNING and containing 696 square feet or 0.016 acres of land, more or less.


TRACT III - Pollock Leasehold Tract (Leasehold):
------------------------------------------------

Being a tract of land out of the J. Grigsby Survey, Abstract No. 495, and also being part of Block 246, Official City Block Number, City of Dallas, Dallas County, Texas, also being that certain tract of land which is subject to a lease agreement dated October 13, 1970, between Pollock Realty Corporation, as Landlord, and Trammell Crow, as Tenant, a memorandum of which is recorded in Volume 70206, Page 699 of the Deed Records of Dallas County, Texas, as amended by amendment to memorandum of lease agreement recorded in Volume 8004 1, Page 5 81 of the Deed Records of Dallas County, Texas, as further amended by second amendment to memorandum of lease agreement recorded in Volume 80191, Page 350 of the Deed Records of Dallas County, Texas, and as further amended by that certain Fourth Addendum to Lease Agreement by and between Pollock Realty Corporation and Tower 2001 Limited Partnership, a memorandum of which is recorded in the Deed Records, Dallas County, Texas and being more particularly described as follows:

BEGINNING at a "+" cut in concrete sidewalk set at the South point of a comer clip at the intersection of the Northeast right-of-way line of Harwood Street (60 foot right-of-way) and the Southeast right-of-way line of San Jacinto Street 75 foot right-of-way);

THENCE, N 00(degrees) 06' 00" E, along said comer clip, a distance of 14.17 feet to a "+" cut in concrete found for corner on the Southeast right-of-way line of San Jacinto Street;

THENCE, N 45(degrees) 00' 00" E, along said Southeast right-of-way line of San Jacinto Street, a distance of 325.29 feet to a 1/2-inch iron rod set for comer, said comer also being the West point of a comer clip at the intersection of the said Southeast right-of-way line of San Jacinto Street and the Southwest right-of-way line of Olive Street (60 foot right- of-way);

THENCE, S 89(degrees) 49' 45" E, along said comer clip, a distance of 7.05 feet to a "+" cut in concrete found for comer, said comer being the East point of said comer clip.

THENCE, S 44(degrees) 48' 00" E, along the said Southwest right-of-way line of Olive Street, a distance of 279.23 feet to a "+" cut in concrete found for comer;

THENCE, S 45(degrees) 10" 20', W, a distance of 140.00 feet to a 1/2-inch rod found for comer;

THENCE, S 44(degrees) 48' 00" E, a distance of 190.00 feet to a "+" cut in concrete set for comer, said comer lying on the Northwest right-of-way line of Federal Street (variable width right-of-way);

THENCE, S 45(degrees) 10' 20" W, along the said Northwest right-of-way line of Federal Street, a distance of 72.2 8 feet to a P.K. nail found for comer;

THENCE, N 44(degrees) 48' 00" W, a distance of 199.15 feet to a P.K. nail set for comer;

THENCE, S 44(degrees) 26' 00" W, a distance of 128.01 feet to a "+" cut in concrete found for comer, said comer lying on the said Northeast right-of-way line of Harwood Street;

THENCE, N 44(degrees) 48' 00" W, along the said Northeast right-of-way line of Harwood Street, a distance of 265.71 feet to the POINT OF BEGINNING and containing 109,148.142 square feet or 2.506 acres of land, more or less.

SAVE AND EXCEPT THAT CERTAIN 3,772 square foot portion of land situated in the John Grigsby Survey, Abstract No. 495, in Dallas City Block No. 246, being a portion of the land conveyed to Tower 2001 Limited Partnership by deed recorded in Volume 88169, Page 0028, Deed Records, Dallas County, Texas and being more particularly described as follows:

BEGINNING at a P.K. nail found for the most southerly comer of said Tower 2001 Limited Partnership Tract and the easternmost comer of that certain Citizen's National Bank of Dallas Tract as evidenced by deed recorded in

Volume 79108, Page 1627, Deed Records, Dallas County, Texas, said point also being in the northwesterly line of Federal Street (variable width right-of-way);

THENCE, along the southwesterly line of said Tower 2001 Limited Partnership Tract N. 44(degrees) 47' 10" W., a distance of 49.36 feet to a 60 nail found for comer;

THENCE, northeasterly departing the southwesterly line of said Tower 2001 Limited Partnership Tract, along a non-tangent curve to the right having a radius of 286.50 feet through a central angle of 14(degrees) 30' 15", an arc distance of 72.53 feet (chord bears N. 43 10' 02" E., a distance of 72.33 feet) to a one-half inch iron rod with cap marked AB &

A found in the common boundary line between said Tower 2001 Limited Partnership Tract and that certain tract of land conveyed to John J. Horn, Jr. and Virginia Horn Rozelle as evidenced by deed recorded in Volume 70147, Page 0522, Deed Records, Dallas County, Texas;

THENCE, along said common boundary line, S. 44(degrees) 47' 10" E., a distance of 51.93 feet to an "X" found in the northwesterly line of said Federal Street, said point being the most southeasterly comer of said Tower 2001 Limited Partnership Tract and the most southerly comer of said Horn and Rozelle Tract;

THENCE, along the southeasterly line of said Tower 2001 Limited Partnership Tract and the northwesterly line of Federal Street, S. 45(degrees) 12' 12" W., a distance of 72.29 feet to the POINT OF BEGINNING and containing 3,772 square feet of land, more or less.


TRACT IV - Harwood Street
-------------------------

Being all of that certain air space above the vertical clearance height of approximately 23.0 feet over the crown of a portion of the 1200 square foot parcel of Harwood Street quit claimed and abandoned by the City of Dallas pursuant to Ordinance No. 16680 passed by the City Council of the City of Dallas, on September 10, 1980, and also being part of that certain tract of land which is e agreement dated October 13, 1970, between Pollock Realty Corporation, as Landlord, and Tramell Crow, as tenant a memorandum of which is recorded in Volume 70206, Page 699 of the Deed Records of Dallas County, Texas, as endment to memorandum of lease agreement recorded in Volume 8004 1, Page 581 of the Deed Records of Dallas County, Texas, as further amended by second amendment to memorandum of lease agreement recorded in Volume 8011, Page 110 350 of the Deed Records of Dallas County, Texas, and as further amended by that certain Fourth Addendum to Lease Agreement by and between Pollock Realty Corporation and Tower 2001 Limited Partnership, a memorandum of which is recorded in the Deed Records, Dallas County, Texas and being more particularly described as follows:

COMMENCING at the point of intersection of the Northwest right-of-way line of Wenchell Lane (16 foot right-of-way) and the Southwest right-of-way line of Harwood Street (60 foot right-of-way);

THENCE, N 44(degrees) 48' 00 " W, along the said Southwest right-of-way line of Harwood Street, a distance of 71.60 feet to a point for comer;

THENCE, N 43(degrees) 47' 49" E, a distance of 30.01 feet to the POINT OF BEGINNING, said point lying on the centerline of said Harwood Street;

THENCE, N 44(degrees) 48' 00" W, along the said centerline of Harwood Street, a distance of 20.00 feet to a point for comer;

THENCE, N 43(degrees) 47' 49" E, a distance of 30.01 feet to a point for corner: said corner lying on the Northeast right-of-way line of said Harwood Street;

THENCE, S 44(degrees) 48' 00" E, along the said Northeast right-of-way line of Harwood Street, a distance of 20.00 feet to a point for corner;

THENCE, S 43(degrees) 47' 49" W, a distance of 30.01 feet to the POINT OF BEGINNING and containing 600.020 square feet or 0.014 acres of land, more or less.

TRACT V - Federal Street Tract (Tract A - Leasehold); (Tract B - Fee Simple):
          -------------------------------------------------------------------

Being a 5,038 square foot portion of Federal Street abandoned by City of Dallas Ordinance No. 21487, recorded in Deed Records, Dallas County, Texas, situated in the John Grigsby Survey, Abstract No. 495, between N. Harwood

Street and Olive Street, and also lying between Dallas City Block Nos. 246 and 247, and 5,038 square foot portion being more particularly described as follows:

COMMENCING at the intersection of the southeast line of Federal Street (variable right-of-way at this point) with the southwest line of Olive Street (66.5 foot right-of-way), said point also being the north comer of a called 54,475.320 square foot tract of land described as Tract I in a deed to Tower 2001 Limited Partnership recorded in Volume 88169 Page 0028, Deed Records, Dallas County, Texas, an "X" cut in a concrete walk found for comer;

THENCE, along the southeast line of Federal Street and the northwest line of said Tower 2001 Tract, S. 44(degrees) 54' 17 W., a distance of 26.56 feet to the POINT OF BEGINNING, a 60d nail found on a vent grate for comer, with reference notches cut on all four sides of the grate found;

THENCE, continuing along the southeast line of Federal Street and the northwest line of said Tower 2001 Tract, S. 44(degrees) 54' 17" W., a distance of 263.69 feet to an "X" cut found in a brick wall found for comer;

THENCE, northeasterly along a non-tangent curve to the left which has a chord that bears N. 23(degrees) 43' 19' E., for a distance of 29.63 feet, a central angel of 05(degrees) 55' 38" and a radius of 286.50 feet for an arc distance of
29.64 feet to the end of said curve and the beginning of a reverse curve to the right, a PK nail found for comer;

THENCE, northeasterly along the curve to the right which has a chord that bears
N. 43(degrees) 24' 25" E. for a distance of 179.83 feet, a central angle of 45(degrees) 17' 49" and a radius of 233.50 feet for an arc distance of 184.60 feet to the end of said curve and the beginning of a reverse curve to the left, a PK nail found for comer;
THENCE, northeasterly along the curve to the left which has a chord that bears
N. 60(degrees) 12' 3 3 " E. for a distance of 58.36 feet, a central angle of 11 41'32" and a radius of 286.50 feet for an arc distance of 58.47 feet to the POINT OF BEGINNING and containing 5,038 square feet of land, more or less.

Said Federal Street Tract also being comprised of two tracts of land identified as Tract A: Federal Street Pollock Leasehold Tract and Tract B: Federal Street Fee Tract and said tracts are more particularly described as follows:

                Tract A:  Federal Street Pollock Leasehold Tract
                -------

Being a 0.0484 acre portion of Federal Street situated in the John Grigsby Survey, Abstract No. 495, between N. Harwood Street and Olive Street, and also lying between Dallas City Block Nos. 246 and 247, said tract of land being abandoned by City of Dallas Ordinance No. 21487 as filed for record with the City Secretary, and also being part of that certain tract of land which is subject to a lease agreement dated October 13, 1970, between Pollock Realty Corporation, as Landlord, and Trammell Crow, as Tenant, a memorandum of which is recorded in Volume 70206, Page 699 of the Deed Records of Dallas County, Texas, as amended by amendment to memorandum of lease agreement recorded in Volume 80041, Page 581 of the Deed Records of Dallas County, Texas, as further amended by second amendment to memorandum of lease agreement recorded in Volume 80191, Page 350 of the Deed Records of Dallas County, Texas, and as further amended by that certain Fourth Addendum to Lease Agreement by and between Pollock Realty Corporation and Tower 2001 Limited Partnership, a memorandum of which is recorded in the Deed Records, Dallas County, Texas said 0.0484 acre portion being more particularly described as follows:

COMMENCING at an "X" cut in a concrete walk found for the intersection of the southeasterly right-of-way line of Federal Street (variable width right-of-way at this point) with the southwest line of Olive Street (66.5 foot right-of-
way), said "X" also being the most northerly comer of a called 54,475.320 square foot tract of land described as Tract I in a deed to Tower 2001 Limited Partnership recorded in Volume 88169, Page 0028, Deed Records, Dallas County, Texas;

THENCE, along said southeasterly line of Federal Street and the northwesterly line of said Tower 2001 Limited Partnership Tract, S. 44(degrees) 54' 17" W., passing a 60d nail found for the most easterly comer of said Federal Street abandonment at 26.56 feet, in all a total distance of 178.92 feet to an "X" cut found for the POINT OF BEGINNING;

THENCE, continuing along the southeasterly line of said Federal Street Abandonment and said northwesterly line of the Tower 2001 Limited Partnership Tract, S. 44(degrees) 54' 17" W., a distance of 11 1.33 feet to an "X" in a brick walk found for the most westerly comer of said Federal Street Abandonment, the same being the point of curvature of a non-tangent circular Curve to the left whose radius is 286.50 feet and whose chord bears N. 23(degrees) 43' 19" E., a distance of 29.63 feet;

THENCE, in a northeasterly direction, along the northwesterly line of said Federal Street Abandonment and along said curve through a central angle of 05(degrees) 55' 38", an arc distance of 29.64 feet to a PK nail found for the point of reverse curvature of a circular curve to the right whose radius is
233.50 feet and whose chord bears N. 31(degrees) 22' 55" E., a distance of 86.09 feet;

THENCE, continuing in a northeasterly direction, along the northwesterly line of said Federal Street Abandonment and along said curve through a central angle of 21(degrees) 14' 50", an arc distance of 86.59 feet to an "X" cut found for comer;

THENCE, S. 45(degrees) 05' 43" E., a distance of 30.84 feet to the POINT OF BEGINNING and containing 2,109 square feet or 0.0484 acres of land, more or less.

                       Tract B:  Federal Street Fee Tract
                       --------

Being a 0.0672 acre portion of Federal Street situated in the John Grigsby Survey, Abstract No. 495, between N. Hanwood Street and Olive Street, and also lying between Dallas City Block Nos. 246 and 247, said tract of land being abandoned by City of Dallas Ordinance No. 21487 as filed for record with the City Secretary, said 0.0672 acre portion being more particularly described as follows:

COMMENCING at the intersection of the southeast line of Federal Street (variable width right-of-way at this point) with the southwest line of Olive Street (66.5 foot right-of-way), said point also being the north comer of a called 54,475.320 square foot tract of land described as Tract I in a deed to Tower 2001 Limited Partnership recorded in Volume 88169, Page 0028, Deed Records, Dallas County, Texas, an "X" cut in a concrete walk found for comer;

THENCE, along the southeast line of Federal Street and the northwest line of said Tower 2001 Tract, S. 44(degrees) 54' 17" W., a distance of 26.56 feet to the POINT OF BEGINNING, a 60d nail found on a vent grate for comer, with reference notches cut on all four sides of the grate found;

THENCE, continuing along the southeast line of Federal Street and the northwest line of the Tower 2001 Tract, S. 44(degrees) 54' 17" W., a distance of 152.36 feet to an "X" cut found on a concrete walk for comer;

THENCE, N. 45(degrees) 05' 43" W., a distance of 30.84 feet; to an "X" cut found for comer, same being the beginning of a curve to the right whose radius is
233.50 feet and whose chord bears N. 54(degrees) 01' 49" E., a distance of 97.29 feet;

THENCE, northeasterly along said curve through a central angle of 24(degrees) 02' 59" for an arc distance of 98.01 feet to a PK nail found at the end of said curve and the beginning of a curve to the left having a radius of 286.50 feet and a chord bearing and distance of N. 60(degrees) 12' 33 " E., 58.3 6 feet;

THENCE, northeasterly along said curve to the left through a central angle of 11(degrees) 41' 32 " for an arc distance of 5 8.47 feet to the POINT OF BEGINNING and containing 2,929 square feet or 0.0672 acres of land, more or less.

                                   EXHIBIT E

                           TENANT FINISH-WORK: AS-IS


Tenant hereby accepts the Premises in their "AS-IS" condition, and Landlord shall have no obligation to perform any work therein (including, without limitation, demolition of any improvements existing therein or construction of any tenant finish-work or other improvements therein), and shall not be obligated to reimburse Tenant or provide an allowance for any costs related to the demolition or construction of improvements therein. Before Tenant may occupy the Premises to conduct its business therein, Tenant shall, at its expense, obtain and deliver to Landlord a certificate of occupancy from the appropriate governmental authority for the Premises.

                                   EXHIBIT F

                                    PARKING

Tenant shall be permitted to use eighteen (I 8) undesignated vehicular parking spaces in the parking garage associated with the Building (the "Parking Garage") during the initial Term at a rate of $75.00 (plus applicable taxes) per parking space per month and subject to such terms, conditions and regulations as are from time to time charged or applicable to patrons of the Parking Garage. If, for any reason, Landlord fails or is unable to provide, or Tenant is not permitted to use, all or any portion of the parking spaces to which it is entitled hereunder, then Tenant's obligation to pay for such spaces shall be abated for so long as Tenant does not have the use thereof-, this abatement shall be in full settlement of all claims that Tenant might otherwise have against Landlord because of Landlord's failure or inability to provide Tenant with such parking spaces. If Tenant sublets any portion of the Premises or assigns any of its interest in this Lease, then the parking spaces allocated to Tenant hereunder shall be reduced to the extent the ratio between the rentable square feet of the Premises and the parking spaces granted to Tenant hereunder exceeds the Building standard ratio of parking space per rentable square foot as established by Landlord from time to time.